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                                                                   EXHIBIT 10.2

                          REGIONS FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                          1991 LONG-TERM INCENTIVE PLAN

         WHEREAS, Regions Financial Corporation ("Regions") desires to establish and maintain a long-term incentive plan, as set forth herein, for the benefit of employees who become eligible to participate hereunder; and

         WHEREAS, the purpose of this plan is to enable Regions and its affiliates to attract, retain, motivate, and reward employees who make a significant contribution to Regions' long-term success, and to enable such employees to acquire and maintain an equity interest in Regions; and

         WHEREAS, the Board of Directors of Regions, at a meeting held on January 16, 1991, duly approved and authorized the plan embodied herein, to be effective as of January 16, 1991, subject to shareholder approval; and

         WHEREAS, certain stock options to be granted pursuant to the terms of the plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, Regions hereby promulgates the plan embodied herein which shall contain the following terms and conditions and only the following terms and conditions.

                                    ARTICLE I

                                   DEFINITIONS

         When used herein, except where the context clearly indicates otherwise, the following terms shall have the meaning set forth below:

         1.1 "Affiliate" means any corporation (other than Regions) in an unbroken chain of corporations beginning with Regions if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         1.2      "Bank" means Regions and its Affiliates.

         1.3 "Regions" means Regions Financial Corporation, a corporation organized under the laws of the State or Delaware, or any successor corporation.

         1.4      "Board" means the Board of Directors of Regions.


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         1.5      "Cause" means a felony conviction of a participant or the
failure of a participant to contest prosecution for a felony, or a participant's dishonesty or gross dereliction of duty, any of which is harmful to the business or reputation of the Bank.

         1.6 "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

         1.7 "Committee" means the Personnel Committee, or any other committee of the Board appointed for the purpose of administering the Plan, which committee shall consist exclusively of Disinterested Persons.

         1.8      "Commission" means the Securities and Exchange Commission.

         1.9 "Disability" means total and permanent disability as determined under the Bank's long-term disability program.

         1.10 "Disinterested Person" shall have the meaning set forth in Rule 16b- 3(d)(3) as promulgated by the Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

         1.11 "Early Retirement" means retirement from active employment with the Bank pursuant to the early retirement provisions of the Bank's defined benefit pension plan.

         1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

         1.13 "Fair Market Value" means, as of any given date, the average of the highest and lowest reported sale prices of the Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Stock is traded on such date.

         1.14 "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         1.15 "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         1.16 "Normal Retirement" means retirement from active employment with the Bank on or after the normal retirement date specified in the Bank's defined benefit pension plan.

         1.17 "Performance Award" means an award of shares of Stock to a participant pursuant to Article VIII contingent upon achieving certain performance goals.


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         1.18     "Plan" means this 1991 Long-Term Incentive Plan, and any
amendments hereto.

         1.19 "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Article VII.

         1.20     "Retirement" means Normal or Early Retirement.

         1.21 "Stock" means the common stock of Regions or any successor corporation.

         1.22 "Stock Appreciation Right" means a right granted under Article VI, which entitles the holder to receive a cash payment or an award of Stock in an amount equal to (a) times (b), where (a) is the difference between (i) the Fair Market Value of the Stock covered by such right at the date the right is exercised, and (ii) the option price of the Stock covered by such right, unless otherwise determined by the Committee pursuant to Article VI and (b) is the number of shares covered by the right.

         1.23 "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Article V.

                                   ARTICLE II

                                 ADMINISTRATION

         2.1      (a)      Powers of the Committee. The Committee shall
administer the Plan subject to and in accordance with the provisions set forth herein and shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or (iv) Performance Awards.

                  (b) The Committee shall have all power and authority necessary or appropriate to enable it to properly administer the Plan, including but not limited to, the authority to:

                           (i)      select the officers and other key employees
of the Bank to whom Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing from time to time will be granted hereunder;

                           (ii)     determine whether and to what extent
Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing are to be granted hereunder;

                           (iii)    determine the number of shares of Stock to
be covered by each such Stock Option or other grant or award hereunder;


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                           (iv)     determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Stock Option or other grant or award hereunder including, but not limited to, any restriction on any Stock Option or other grant or award or the shares of Stock relating thereto based on performance or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance or such other factors as the Committee may determine, in its sole discretion;

                           (v)      determine whether, to what extent, and under
what circumstances Stock and other amounts payable with respect to a Stock Option or other grant or award under this Plan shall be deferred, either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                           (vi)     subject to the provisions of Article IX,
modify the terms of any Stock Option, Stock Appreciation Right, Restricted Stock award, or Performance Award, accelerate the time of exercise of any Stock Option or Stock Appreciation Right or accelerate the lapse of any restriction on any Restricted Stock award or accelerate the time at which performance is measured or Performance Awards are paid;

                           (vii)    cancel any Stock Option, Stock Appreciation
Right, Restricted Stock award or Performance Award with the consent of the holder thereof or (without the consent of the holder) if the holder thereof conducts himself or herself in a manner which the Committee, in the exercise of reasonable discretion determines to be harmful to the best interests of the Bank, including, but not limited to, admission of guilt or conviction of any crime resulting from dishonesty in connection with the affairs of the Bank, conducting the affairs of the Bank in the holder's own interest and contrary to the interest of the Bank, or failure to pay an indebtedness to the Bank which the Committee determines to be uncollectible;

                           (viii)   construe and interpret the Plan, establish
rules and regulations, delegate such administrative responsibilities as it deems proper, and perform all other acts it deems necessary to carry out the purpose and intent of the Plan; and

                           (ix)     correct any defect, supply any omission or
reconcile any inconsistency in the Plan, or in any granted Stock Option, Stock Appreciation Right, Restricted Stock award, or Performance Award, in the manner and to the extent the Committee shall deem necessary or appropriate.

                  (c) The Committee's determination under the Plan of the persons to receive grants and awards, the form, amount and timing of such grants and awards, and the terms and conditions of such grants and awards need not be uniformly applicable to employees but may be made by the Committee on a selective basis among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.


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         2.2      Conduct of Committee Business. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive; provided, however, that any such decision made or action taken may be reviewed by the Board, in which event the determination of the Board shall be final and conclusive. This provision shall not be construed to grant to any person any right to a review by the Board of any decision made or action taken by the Committee.

         2.3 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member. In no event shall any person who is or has been a member of the Committee or of the Board be liable for any determination made or other action taken by him or any failure by him to act in reliance upon any such report or information, if in good faith.

         2.4 Limit on Liability and Indemnification. Neither the Board, the Committee nor any member of either shall be personally liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have as members of the Board or of the Committee, the members of the Committee, and any officer or employee of the Bank acting on behalf of the Committee, shall be indemnified by the Bank in respect of any such act, omission, interpretation, construction, or determination.

                                   ARTICLE III

                              STOCK SUBJECT TO PLAN

         The total number of shares of Stock reserved and available for distribution under the shall be 5,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Of the total amount, no more than 2,500,000 shares may be granted as Performance Awards, and no more than 1,500,000 shares may be awarded as Restricted Stock. In addition, no employee participating in the Plan may receive, in any one calendar year, a combination of Stock Options or Stock Appreciation Rights with respect to more than 150,000 shares of Stock.

         If any shares of Stock that have been subject to option cease to be subject to option, or if any shares subject to any Restrictive Stock or Performance Awards granted hereunder are forfeited or such grant or award is otherwise terminated, such shares shall again be available for distribution in connection with future grants and awards under the Plan.


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         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock or Performance Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Bank upon the exercise of any Stock Appreciation Right associated with any Stock Option.

                                   ARTICLE IV

                                   ELIGIBILITY

         Officers and other key employees of the Bank (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the Bank are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.

                                    ARTICLE V

                           STOCK OPTIONS FOR EMPLOYEES

         5.1 General. Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

         The Stock Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Non-Qualified Stock Options.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         5.2 Incentive Stock Option. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee


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voluntarily disqualifies an option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect some or all of the tax savings to the Bank which results from such disqualification. 5.3 Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of the grant but the option price per share of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

                  (c) Exercisability. Subject to Section 5.3(j), with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, provided, however, that except as provided in Sections 5.3(f) and (g), unless a longer vesting period is otherwise determined by the Committee at grant, no Stock Option shall be exercisable for a period of six months after the date of the grant of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

                  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Bank specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). No shares of stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

                  (e) Non-transferability of Options. No Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.


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                  (f)      Termination by Death. Unless otherwise determined by
the Committee at grant, if any optionee's employment with the Bank terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Bank terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three- year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Bank terminates by reason of Normal or Early Retirement (with Committee consent), under a formal plan or policy of the Bank, any Stock Option held by such optionee shall expire upon the earlier of (i) the expiration date set forth in the Stock Option agreement to which such Stock Option is subject, or (ii) the date on which the Committee, in its sole discretion, determines that, within five (5) years following such termination of employment, the retired optionee directly or indirectly (A) owns Twenty- Five (25%) percent or more of any stock, equity, financial, or other interest in, (B) operates, advises, or assists in the establishment or operation of, or (C) is employed by, any firm or enterprise which competes with any business conducted by the Bank and is located within a 50-mile radius of any location in which the Bank maintains an office, operation, branch, or facility. An optionee shall not be deemed to have retired during any leave of absence of the optionee authorized by the Bank under the Bank's standard personnel practices. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non- Qualified Stock Option.


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                  (i)      Other Termination. Unless otherwise determined by the
Committee at grant, if an optionee's employment with the Bank terminates for any reason other than death, Disability, or Normal or Early Retirement, the Stock Option shall thereupon terminate. An optionee shall not be deemed to have terminated employment during any leave of absence of the optionee authorized by the Bank under the Bank's standard personnel practices.

                  (j) Limit on Value of Incentive Stock Options First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of
Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Bank or any Subsidiary) shall not exceed $100,000.

                                   ARTICLE VI

                            STOCK APPRECIATION RIGHTS

         6.1 Grants in Connection With Non-Qualified Stock Options. Stock Appreciation Rights may be granted in connection with all or part of any Non-Qualified Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option. Such Stock Appreciation Rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option.

         A Stock Appreciation Right or applicable portion thereof granted under this Section 6.1 shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be terminated if, and to the extent, that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         A Stock Appreciation Right granted under this Section 6.1 may be exercised by an optionee, in accordance with Section 6.4, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6.4. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         6.2 Grants in Connection with Incentive Stock Options. Simultaneously with the grant of any Incentive Stock Option under the Plan, the Committee in its sole discretion may grant Stock Appreciation Rights in connection with all or any part of such Incentive Stock Option. Each Stock Appreciation Right granted under this Section 6.2 shall be subject to the same terms and conditions applicable to the Incentive Stock Option to which it relates.


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         A Stock Appreciation Right granted under this Section 6.2 may be exercised by an optionee, in accordance with Section 6.4, by surrendering the applicable portion of the related Incentive Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner described in Section 6.4. Incentive Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         A Stock Appreciation Right or applicable portion thereof granted under this Section 6.2, shall terminate and no longer be exercisable upon the termination or exercise of the related Incentive Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Incentive Stock Option shall only be terminated if, and to the extent, that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         6.3 Stand Alone Grants. Stock Appreciation Rights may be granted at the discretion of the Committee in a manner not related to a grant of a Stock Option. A Stock Appreciation Right granted under this Section 6.3 is not exercisable for a period of six months from the date of grant, unless a longer period is otherwise determined by the Committee. A Stock Appreciation Right granted under this Section 6.3 may be exercised in accordance with Section 6.4 during a period determined by the Committee not to exceed ten years after the date on which the Stock Appreciation Right is granted. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Stock, as determined by the Committee, without any action by the holder.

         6.4 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (a)      Any Stock Appreciation Right granted pursuant to
Section 6.1 subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

                  (b) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6.1 or Section 6.2, an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value at the date the Stock Appreciation Right was exercised of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6.3, the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market


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Value at the date the Stock Appreciation Right was exercised of one share of
Stock over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (c) No Stock Appreciation Right shall be transferrable by the holder otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

                  (d) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6.1 or Section 6.2, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article III of the Plan on the number of shares of Stock to be issued under the Plan.

                  (e) A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 6.2 (i) will expire no later than the expiration of the Stock Option to which it is attached, (ii) may be for no more than 100% of the difference between the exercise price of the Option to which the Stock Appreciation Right is attached and the Fair Market Value of the Stock subject to the Stock Option at the time the Stock Appreciation Right is exercised, and (iii) may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

                  (f) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" (as defined in Article XI below).

                  (g) The Committee, in its sole discretion, may also provide that in the event of a "Change of Control" the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the "Change of Control Price" (as defined in Article XI below).

                                   ARTICLE VII

                                RESTRICTED STOCK

         7.1 Administration. Shares of Restricted Stock may be issued either alone or in addition to other grants and awards under the Plan. The Committee shall determine the officers and key employees of the Bank to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock, the time or times within which such awards may be subject to forfeiture, the nature of the restrictions (including any performance requirements), the circumstances under which restrictions will lapse and all other conditions of the awards. The Committee may also condition the grant of Restricted


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Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         7.2 Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Agreement") and has delivered a fully executed copy thereof to the Bank, and has otherwise complied with the then applicable terms and conditions of the Restricted Stock award.

         A participant may accept an award of Restricted Stock within the 60-day period (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Agreement and paying whatever price, if any, is required by the Committee.

         Each participant who is awarded and accepts Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture conditions and restrictions against transfer) of the Regions Financial Corporation 1991 Long-Term Incentive Plan ("Plan") and a Restricted Stock Agreement ("Agreement") entered into between the registered owner and Regions Financial Corporation. Copies of such Plan and Agreement are on file in the offices of Regions Financial Corporation, P.O. Box 1448, Montgomery, Alabama 36102."

         The Committee shall require that the stock certificate evidencing such shares be held in custody by the Bank until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Article VII shall be subject to the following restrictions and conditions:

                  (a) Subject to the provisions of this Plan and Restricted Stock Agreements, during the period of six months after the award or such longer period as may be set by the Committee commencing on the grant date (the "Restricted Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance or such other factors as the Committee may determine, in its sole discretion.

                  (b) Except as provided in Section 7.3(a) above, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a Stockholder of the Bank, including the right to receive any dividends.

                  Dividends paid in cash with respect to shares of Restricted Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in stock of the Bank or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock.

                  Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

                  (c) Subject to the provisions of the Restricted Stock Agreement and this Article VII, upon termination of employment for any reason during the Restricted Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

                  (d) In the event a participant's employment is involuntarily terminated (other than for Cause), or the participant terminates employment for approved Early or Normal Retirement, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

                                  ARTICLE VIII

                               PERFORMANCE AWARDS

         8.1 Administration. Shares of Common Stock may be distributed under the Plan to an employee upon the attainment of performance objectives, as a Performance Award. The Committee shall determine the officers and key employees of the Bank to whom Performance Awards are granted, the terms and conditions of the performance objectives, the term of the performance period and the level and form of the payment of the Performance Award.

         8.2 Performance Period. An employee to whom a Performance Award is granted will be given performance objectives to be reached over a specified period (the "performance period"). Generally the performance period shall be not less than one year but in no case shall the period exceed five years.

         8.3 Performance Objectives. The Committee, is its sole discretion, may establish under this Article VIII performance objectives either in terms of Bank-wide objectives or in terms of objectives that are related to the specific performance of the employee or the region, Affiliate, subsidiary, unit bank, department or function within the

Bank in which the employee is employed. A minimum level of performance, at the discretion of the Committee, may be established.

         If, at the end of the performance period, the specified objectives have been attained, the employee will be deemed to have fully earned the Performance Award. If such performance objectives are only partially attained, the employee may be deemed to have partly earned the Performance Award and become eligible to receive a portion of the total award, as determined by the Committee. If a required minimum level of achievement has not been met, the employee will be entitled to no portion of the Performance Award. If, at the end of the performance period, the employee's performance exceeds the performance objectives, the employee, at the Committee's discretion, may receive a multiple of the Performance Award. The Committee may adjust the payment of awards or the performance objectives at any time if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate as a measure of performance.

         Any employee granted a Performance Award pursuant to this Article VIII, who, by reason of death, Disability or Retirement, terminates employment before the end of the performance period may be entitled to receive a portion of any earned Performance Award. The Committee, in its discretion, will determine the amount, if any, of the Performance Award earned and the time at which payment will be made.

         An employee who voluntarily terminates employment or whose employment is terminated involuntarily for Cause will forfeit all rights under the Performance Award.

         8.4 Section 162(m) Provisions. Notwithstanding any other provision of the Plan to the contrary, and with respect to any employee who is a member of Regions' Executive Advisory Council, performance objectives established by the Committee shall be preestablished objective performance goals within the meaning of Section 162(m) of the Internal Revenue Code and treasury regulations promulgated thereunder. Furthermore, and notwithstanding any other provision of the Plan to the contrary, once the Committee has established one or more performance goals with respect to a Performance Award granted to a member of the Executive Advisory Council, the Committee shall have no discretion to waive or alter the goals after the earlier of (i) the expiration of 25 percent of the performance period or (ii) the date on which the outcome under the goals is substantially certain.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

         9.1 Power to Amend and Terminate Plan. The Board may, at any time, without further approval of the shareholders, by an instrument in writing, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Board, in its sole discretion, deems appropriate and in the best interests of the Bank; provided, however, that no amendment shall be made without approval of the shareholders which would:

                  (a) change the participants or class of participants eligible to participate; or

                  (b) increase the total number of shares of Stock which may be issuable under the Plan, except to the extent permitted in Article III;

         9.2 Restriction on Amendment and Termination. Notwithstanding the provisions of Section 9.1, no amendment, suspension or termination of this Plan may reduce or impair any of the rights or obligations of any holder under any then outstanding award or Stock Option granted, without the consent of the holder.

         9.3 Alteration of Awards and Options. The Committee may amend the terms of any award or option previously granted hereunder, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

                                    ARTICLE X

                             UNFUNDED STATUS OF PLAN

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Bank, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Bank. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payment in lieu of, or with respect to, awards and grants hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

                                   ARTICLE XI

                                CHANGE OF CONTROL

         The following acceleration and valuation provisions shall apply in the event of a "Change of Control", as defined in this Article XI:

         (a)      In the event of a "Change of Control" as defined in paragraph
(b) of this Article XI, unless otherwise determined by the Committee or the Board in writing at or after grant, but prior to the occurrence of such Change of Control, as defined in paragraph (b) of this Article XI:

                  (i) any Stock Appreciation Rights and any Stock Options awarded under the Plan which have been outstanding for at least six months, if not previously exercisable and vested shall become fully exercisable and vested;

                  (ii)     with the exception of the six-month restriction in
Section 7.3(a), the restrictions and deferral limitations applicable to any Restricted Stock award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                  (iii) any participant shall be entitled to surrender any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards, or portion thereof, in exchange for a cash payment to be payable as soon as practicable after the occurrence of the "Change of Control." In the case of Stock Options and Stock Appreciation Rights, the cash payment shall be in an amount equal to the "Change of Control Price" (as defined in paragraph (c) of Article XI) less the Exercise Price; and in the case of Restricted Stock and Performance Awards, the cash payment shall be in an amount equal to the Change of Control Price.

         (b) For purposes of paragraph (a) of this Article XI, a "Change of Control" means the happening of any of the following:

                  (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Regions or an Affiliate or any Bank employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Bank representing 25 percent or more of the combined voting power of Regions' then outstanding securities;

                  (ii) when, during any continuous period of 18 months, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof; or

                  (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of Regions by an entity other than Regions or an Affiliate through purchase of assets, or by merger, or otherwise.

         (c) For purposes of this Article XI, "Change of Control Price" means the highest price per share paid in any transaction reported in the principal market in which Bancshares' shares are traded, or paid in any transaction relate to a Change of Control of Bancshares at any time during the sixty- day period ending on the date the Change of Control occurs, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Stock Options and Stock Appreciation Rights.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Government and Other Regulations. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         12.2 No Additional Rights. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee or director of the Bank any right to continued employment (or, in the case of a director, continued retention as a director) with the Bank, nor shall it interfere in any way with the right of the Bank to terminate the employment of any of its employees at any time.

         12.3 Income Taxes. Each participant shall, no later than the date as of which the gross income of the participant is recognized for Federal income tax purposes, pay to the Bank, or make arrangements satisfactory to the Committee for payment of, any Federal, state, or local income taxes of any kind required by law to be withheld with respect to the grant or award. The obligations of the Bank under the Plan shall be conditional on such payment or arrangements and the Bank (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. A participant may elect to have the withholding tax obligations or, in the case of all grants and awards hereunder except Stock Options which have related Stock Appreciation Rights, if the Committee so determines, any additional tax obligation with respect to any grants or awards hereunder satisfied by (a) having the Bank withhold shares of Stock otherwise deliverable to the participant with respect to the award, or (b) delivering to the Bank shares of unrestricted stock.

         If the participant making the election for withholding under (a) above is an officer of the Bank within the meaning of Section 16(b) of the Securities Exchange Act of 1934, the election shall be irrevocable and must be made either
(i) during one of the "window" periods described in Rule 16b-3(c)(3) promulgated under the Securities Exchange Act of 1934, or (ii) at least six months prior to the date income is recognized with respect to the grant or award.

         12.4 Right of First Refusal. At the time of grant or purchase, the Committee may provide in connection with any grant, award, or purchase made under this Plan that the shares of Stock received as a result of such grant, award, or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer the Bank any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock.

         12.5 No Effect on Other Transactions. The existence of Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Shares shall not affect the right or power of the Bank and its shareholders to make adjustments, recapitalizations, reorganizations, or other changes to the Bank's capital structure or its business; issue bonds, debentures, preferred or prior preference stock affecting the Bank's Stock or the rights thereof; dissolve or liquidate the Bank, or sell or transfer any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

         12.6 Construction of Plan. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama.

         12.7 Exemption From Registration of Shares. In the event any shares of Stock issuable pursuant to the Plan are not registered under the Securities Act of 1933, and if the Bank so requests prior to the delivery of such shares, in connection with the availability of an exemption from Registration of such shares under Federal or State securities laws or otherwise, then the optionee or other holder shall agree to hold any Stock issued under the Plan solely for investment and without any present intention to resell or distribute the same, and to dispose of such shares only in compliance with applicable securities laws and regulations, and shall execute and deliver to the Bank an agreement to this effect.

         12.8 Headings. The headings and subheadings in this Plan have been inserted for convenience and reference only and are not to be used in construing the instrument or any provisions hereof.

         12.9 Number and Gender. The masculine pronoun used shall include the feminine pronoun and the singular number shall include the plural number unless the context of the Plan requires otherwise.

                                  ARTICLE XIII

                                 EFFECTIVE DATES

         Upon approval of this Plan by the shareholders of Regions, the Plan shall become effective as of January 16, 1991, the date of its adoption by the Board. If the shareholders do not approve the Plan, the Plan shall not be effective, and any and all actions taken hereunder shall be null and void or, if necessary, shall be deemed to have been fully rescinded.

                                   ARTICLE XIV

                                  TERM OF PLAN

         No Stock Option, Stock Appreciation Right, Restricted Stock or Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but grants and awards theretofore made may extend beyond that date.


                                       19